Exhibit 10.23

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Options Media Group Holdings, Inc./ Justin Bieber Brands, LLC

AGREEMENT

Product Parties:	Options Media Group Holdings, Inc., which is changing its name to PhoneGuard, Inc., a Nevada corporation (“OPMG/PhoneGuard” or “Company”)

Consulting Party:	Justin Bieber Brands, LLC, a Georgia Limited Liability Company (“Consulting Party”), furnishing the services of Justin Bieber (“Artist”).

Product:
Software Application for portable and mobile communications devices that provides monitoring, notification and service blocking to prevent text messaging activities and service while driving or riding in a moving vehicle, and also provide notices of excessive speed and location tracking of mobile devices, along with antivirus protection for smart phones (the “Product”).

Product Name:	DriveSafe and PhoneGuard® mobile software applications for smart phones.

Purpose:
During the Term (as defined hereinbelow), Consulting Party shall grant OPMG/Phoneguard the limited right to use Artist’s approved name, approved likeness, approved voice and approved biographical information (collectively, the “Materials”) in connection with the advertising, marketing and promotion of the Product.  Notwithstanding the foregoing, in each instance Consulting Party shall have prior written approval over the use of the Materials in any and all advertising, marketing and promotional activities.

In addition to the foregoing grant of rights in and to the Materials, Consulting Party agrees to cause Artist to deliver the following:

a.	Twitter: A minimum of [****] messages posted to Artist’s official Twitter page containing positive messaging concerning the Product;
b.
Online Video: [****] audiovisual testimonial, of no more than [****] seconds, containing positive messaging concerning the Product, for distribution solely through Consulting Party-approved online outlets;

c.	Facebook: A minimum of [****] messages posted to Artist’s official Facebook page containing positive messaging concerning the Product;

d.
Press Release:  One (1) press release jointly issued by Company and Consulting Party announcing the launch of the Product, it being understood that such press release shall focus primarily upon the Theme (as defined hereinbelow);

e.
Public Safety Pamphlet: One (1) PSA-style pamphlet, to be made available at Artist’s live public touring performances (in which Artist is the primary performing artist) during the Term, subject to all applicable third-party venue and merchandise licensee restrictions;

f.	Cross-link on Artist’s Fan Site: One (1) hyperlink on Artist’s fan club website linking to Company’s official website for the Product;
g.
POS Display:  Subject at all times and in each instance to Consulting Party’s prior written approval, use of Artist’s approved name and/or likeness in a point-of-sale display; provided, that such display shall not contain any so-called “life-sized” or similar representations of Artist.

h.
Approval:  Notwithstanding anything to the contrary contained herein, it is agreed and acknowledged that the foregoing items (a)-(g) shall, in each instance and at all times, be subject to the prior written approval of Consulting Party.

It is understood that the Product was designed and developed to save lives through the prevention of distraction caused by mobile communications devices while driving (the “Theme”). As such, the message is simple: it addresses a growing and deadly epidemic and saves lives. Consulting Party agrees to use all reasonable efforts and take every reasonable and appropriate opportunity to not only mention and promote the Product as a solution to the problem, but also continue to communicate, stress and reinforce the underlying essential message for the social good and public welfare.

Territory:	North America, Central America and South America.

Term:
Three (3) years from the date of execution of this Term Sheet; provided, that Consulting Party shall have the right to terminate the Term hereof at any time upon written notice to OPMG/PhoneGuard following the date that is one (1) year following the date hereof.

Compensation:
OPMG/PhoneGuard is the exclusive licensee of the Product, Product Name, Software Application (and related trademarks and intellectual property) at issue for the Territory and is a publicly traded company on the OTC BB  as “OPMG/PhoneGuard”, with 433,794,654 shares of common stock outstanding and a market cap of $5,639,330.00. Upon full execution hereof, and in consideration of Consulting Party’s services pursuant to this Agreement, the Consulting Party will be issued warrants (“Warrants”) entitling Consulting Party to purchase from OPMG/PhoneGuard, for a period of 3 years from the date the Warrants are issued, up to that number of shares of common stock of OPMG/PhoneGuard (“Common Stock”) that equals SEVEN PERCENT (7%) of the currently outstanding shares of such Common Stock, calculated on a fully-diluted basis, at an exercise price of $.01 (1 cent) per share (the “Exercise Price”).  Consulting Party’s Warrants (and the shares into which they are convertible) shall be protected from dilution as follows: Consulting Party shall have (i) so-called “full ratchet” anti-dilution protection from subsequent issuances of Common Stock (or warrants or other instruments convertible into Common Stock) either for no consideration or for a lower cost per share than the exercise price of the Warrants (as set forth below), except for Exempt Issuances (as defined below), and Company further agrees to an adjustment to be negotiated in good faith with Consulting Party to protect the value of the Consulting Party’s Warrants from the financial dilution inherent in any issuance of  Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) of less than the fair market value of such security at the time of issuance (if higher than the Exercise Price of the Warrants), provided that no such adjustment shall  be required in the case of public offering of any such security at a customary discount from fair market value per common practice in the securities industry among arms-length parties trying in good faith to maximize the value of the offering to the issuer (ii) the pre-emptive rights set forth below, (iii) customary adjustments for stock splits or share dividends as set forth below, and (iv) protection against Company’s distribution of cash or property prior to Consulting Party’s exercise of the Warrants as set forth below. Exempt Issuances shall mean issuances amounting, in the aggregate, to less than ten percent (10%) of the currently outstanding shares of Common Stock as of the date hereof, in connection with strategic partnerships. OPMG/PhoneGuard covenants that the shares, when issued pursuant to the exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The number of and kind of securities purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows: (a) if OPMG/PhoneGuard shall at any time prior to the expiration of the Warrants subdivide the shares or underlying Common Stock, by split-up or otherwise, or combine the shares or underlying Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares issuable on the exercise of the Warrants shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares purchasable under the Warrants (as adjusted) shall remain the same.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided above), then the Company shall make appropriate provision so that the holder of the Warrants shall have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable upon the exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares as were purchasable by the holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Company and Consulting Party agree that in the event of distributions of cash (including dividends, for the avoidance of doubt) or property (other than Common Stock) prior to Consulting Party’s exercise of the Warrants, Consulting Party shall be entitled to its share of such distributions on a real time basis, as and when they are made, to the same extent as if Consulting Party had exercised all of its Warrants prior to any such distribution. Except for Exempt Issuances, if Company shall issue, on or after the date upon which the Warrants are issued to Consulting Party, any additional Common Stock, warrants or other securities convertible into Common Stock, either without consideration or for a consideration per share less than the Exercise Price applicable to the Warrants in effect immediately prior to the issuance of such additional securities, the Exercise Price for the Warrants in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause) be adjusted to an Exercise Price equal to the price paid (or payable in the case of a warrant, etc.) per share for such additional security, and the number of shares of Common Stock for which the Warrants are exercisable shall be proportionately increased so that Consulting Party shall still have the right to acquired the same aggregate percentage interest of the fully-diluted Common Stock as set forth above (i.e., 7%). When any adjustment is required to be made pursuant to the foregoing provisions, the Company shall promptly notify the holder of such event and of the number of shares or other securities or property thereafter purchasable upon exercise of the Warrants. The Company agrees during the term the rights under the Warrants are exercisable to reserve and keep available from its authorized and unissued shares for the purpose of effecting the exercise of the Warrants such number of shares of Common Stock for issuance upon conversion of the Warrants as shall from time to time be sufficient to effect the exercise of the rights under the Warrants. Company agrees not take any action with the intent of undermining the effect of the anti-dilution provisions, and agrees to act in good faith and make appropriate adjustments to the conversion price (and number of shares into which the Warrants are convertible) for events which are not specifically dealt with herein.  In the event OPMG/PhoneGuard desires to issue additional Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) greater than the fair market value of such security at the time of issuance and greater than the Exercise Price of the Warrants, OPMG/PhoneGuard shall give written notice of the intent to issue such additional securities to Consulting Party.  For a period of time after such notice by OPMG/PhoneGuard equivalent to the time remaining on the unexercised Warrants, if any, plus thirty (30) days, Consulting Party shall have an irrevocable first option to purchase at the issuing price up to SEVEN PERCENT (7%) of the number of shares (or rights to purchase shares) of the additional Common Stock or security.  For the avoidance of doubt, the foregoing pre-emption right shall not be applicable in the case of stock issued by Company for the purpose of acquiring an unaffiliated company in a merger, except to the extent other holders of Common Stock are entitled to such pre-emption rights.

Additionally, Consulting Party shall receive [****] of all sales of the Product (or products related to or derived therefrom, or otherwise embodying or marketing with the Product Names and their associated trademarks) by OPMG/PhoneGuard in the Territory, as follows:

•	Payment in the sales royalty amount of [****] for each Software Application sold on a yearly single subscription basis at the suggested retail price of [****], [****].

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

•
Payment in the sales royalty amount of [****] for each Software Application sold on a yearly family subscription basis at the suggested retail price of [****], with the entire subscription payment price paid up front.

•
In the event of a multi-year subscription purchase at the prices set forth above, Consulting Party shall receive the above-referenced amounts for each year of the subscription, to be paid at the beginning of each additional year (except to the extent Company receives payment for the additional years upfront, in which case Consulting Party shall receive its share at the same time);

•
Payment in the sales royalty amount of [****], per month for each Software Application sold on retail single subscription basis of [****] with the subscription being paid on a monthly basis (payments on a quarterly or other basis other than annual or monthly, if any, will be subject to the same percentage royalty), provided, however, that if any subscriber cancels without paying at least two months, the Consulting Party’s royalty in respect thereof shall be treated as a Low Margin Sale, if applicable, and shall be subject to adjustment as provided below.

•
These prices are subject to change without notice and Consulting Party is advised that wholesale pricing of the Product is likely.  In the event of any change in the price or price structure of the DriveSafe® and PhoneGuard mobile software applications, the parties agree that the above-referenced sales royalty amounts will be proportionately adjusted accordingly by multiplying the revised Product price (retail in the case of direct sales to consumers and wholesale in the event Company sells at a wholesale price to an unaffiliated third-party wholesaler or retailer (e.g., iTunes) by the above-referenced financial interest sales royalty percentage of [****].  By way of illustration, if the price of the DriveSafe® and PhoneGuard mobile software applications increases to [****], the sales royalty amounts payable to Consulting Party will increase by [****].

•
Notwithstanding the foregoing, payment to Consulting Party for certain “Low Margin Sales” (as defined below) of the Products on a wholesale pricing basis will be subject to a so-called “net cap” as follows:  In the event that Consulting Party’s royalty per unit sold on a Low Margin Sale to a particular wholesaler, as calculated above, would be greater than [****] of Company’s “Retained Share” (as defined below) per unit sold to such wholesaler, then Consulting Party’s payment for such sales shall be [****] of Company’s Retained Share” per unit in lieu of [****] of the wholesale price as otherwise provided above.

Low Margin Sales shall mean sales to third parties on a wholesale basis at less than [****] per unit.  As used above, Company’s Retained Share per unit shall mean the wholesale price per unit sold on a wholesale basis to a particular wholesaler less the Fixed Costs.  The Fixed Costs shall mean the following reasonable, third-party, out-of-pocket, cost and expenses incurred and actually paid per unit by Company:

o  [****];
o  [****];
o  [****];

Notwithstanding the foregoing, in no event shall the Fixed Costs per unit used to calculate Company’s Retained Share above [****]. For the avoidance of doubt, OPMG/PhoneGuard shall not deduct [****] for purposes of calculating Company’s Retained Share.

For purposes of determining what constitutes a Low Margin Sale, each annual subscription sold to an end user shall be deemed a single unit.   In the event that an end user purchases a subscription on a monthly basis (with no commitment for a longer duration), the months shall be aggregated into a single unit for purposes of determining if the sale constitutes a Low Margin Sale (and, accordingly, Consulting Party acknowledges that Company will not be able to calculate and pay Consulting Party’s royalty in respect of sales on a monthly basis until Company knows if the customer continues for a second month).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Payment Schedule:
All Payments to Consulting Party will be paid directly by OPMG/PhoneGuard and computed on a [****] basis, [****] of the end of each [****] for the preceding [****], with the initial accounting required not later [****] following the end of the first complete [****] hereunder (and to include any partial period prior thereto). By way of illustration, payment to Consulting Party for sales of the Product covered by this Term Sheet [****].

•       If OPMG/PhoneGuard or its designee, makes any overpayment to Consulting Party, OPMG/PhoneGuard may deduct the amount of the over-payment from any payments due or becoming due to Consulting Party.  If OPMG/PhoneGuard pays Consulting Party any amounts for sales of the Product which sales proceeds are returned later, those Payments will be considered overpayments.  OPMG/PhoneGuard may at any time elect to utilize a different method of computing royalties so long as such method does not decrease the net monies received by or credited to Consulting Party hereunder. In the event of any actual refunds or adjustments made by OPMG/PhoneGuard to customers, sales agents and carriers, OPMG/PhoneGuard will be entitled to a credit from Consulting Party for any previously paid sales royalties attributable thereto upon sustaining the refund or adjustment on a cash basis. After the expiration of the Term, no statements shall be required for periods during which no additional payments accrue unless The Consulting Party gives OPMG/PhoneGuard, or its designee, a written request therefor before the expiration of the [****] accounting period to which the desired statement relates.  If any deductions for any taxes, tariffs, duties or fees are required, or if any Licensee deducts any such taxes, tariffs, etc. from its payments to OPMG/PhoneGuard, OPMG/PhoneGuard may deduct a proportionate amount of those taxes from the Consulting Party’s royalties. OPMG/PhoneGuard will provide notice to Consulting Party of any such deductions with the next [****] accounting and payment, along with supporting documentation regarding same.

Subsequent Employment:
The Consulting Party understands that OPMG/PhoneGuard has business relationships with the entity (the “TBC/CSI Entity”) that owns and controls the distribution rights to the Product as regards The World, which is defined as the entirety of the Planet Earth, exclusive of North, Central and South America. Consulting Party and Company hereby agree that the terms of this Agreement shall be applicable to the World on a pari-passu basis in consideration of Consulting Party’s providing his/its services hereunder in support of the global exploitation of the Product in the World Market, all of which shall be embodied in an agreement in substantially similar form as that set forth herein (as modified to account for the TBC/CSI Entity not being a publicly traded company), which shall be negotiated in good faith and finalized promptly following execution hereof. To that end, OPMG/PhoneGuard will use best efforts to assist in the prompt finalization of such agreement in respect of the exploitation of the Product throughout the World.

Audit:
OPMG/PhoneGuard will maintain books and records which report the sales or other exploitations of the Product hereunder on which payments hereunder are payable to the Consulting Party.  The Consulting Party may, at its sole expense, designate a certified public accountant ("CPA") or other qualified representative to examine those books and records, as provided in this paragraph only.  Such examination: (a) may be made only for the purpose of verifying the accuracy of the statements sent by OPMG/PhoneGuard; (b) may be made for a particular statement only once and only within three (3) years after the date when OPMG/PhoneGuard sent that statement; and (c) may be made only during OPMG/PhoneGuard's usual business hours, and at the place where it keeps the books and records to be examined, and upon reasonable notice to OPMG/PhoneGuard.  (OPMG/PhoneGuard will be deemed conclusively to have sent each statement on the dates prescribed above unless Consulting Party notifies OPMG/PhoneGuard otherwise, with respect to any statement, within ninety (90) days after that date.)  No examination may be made of any records that do not specifically report sales, returns or other distributions of the Product or other transactions on which payments are due Consulting Party (or calculation of Fixed Costs or Retained Share). Notwithstanding the foregoing, Consulting Party will be permitted to examine records that reflect the number of subscriptions sold, any movement of OPMG/PhoneGuard's inventory of such Software Applications, and any credits or rebates that are given in respect of such Software Applications, for each accounting period that is the subject of the audit.  Further, such examination shall be conditioned upon the CPA's written agreement to OPMG/PhoneGuard that the CPA will not voluntarily disclose any findings to any Person or entity other than Consulting Party, its attorney or other advisers.

If the Consulting Party has any objections to a royalty statement, they will give OPMG/PhoneGuard specific notice of that objection and the reasons for it within three (3) year after the date that OPMG/PhoneGuard is deemed to have sent that statement.  Each royalty statement will become conclusively binding at the end of that three (3) period, and the Consulting Party will no longer have any right to make any other objections to it.  The Consulting Party will not have the right to sue OPMG/PhoneGuard in connection with any royalty accounting, or to sue OPMG/PhoneGuard for royalties from Product sales or subscriptions sold or receipts derived by OPMG/PhoneGuard during the period a royalty accounting covers, unless Consulting Party commences the suit within six (6) months after the end of that three (3)  year period.  If the Consulting Party commences suit on any controversy or claim concerning royalty accountings rendered to the Consulting Party under this Term Sheet Agreement and any subsequent Agreement, the scope of the proceeding will be limited to determination of the amount of the payments due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any payments found owing.  Recovery of any such royalties will be the sole remedy available to the Consulting Party by reason of any claim related to OPMG/PhoneGuard's royalty accountings.  Without limiting the generality of the preceding sentence, the Consulting Party will not have any right to seek termination of this Agreement or subsequent Agreement or avoid the performance of its obligations under it by reason of any such claim.  The preceding three sentences will not apply to any item in a royalty accounting if the Consulting Party establishes that the item was fraudulently misstated.

Interest:	Interest will not be payable on any amounts paid to the Consulting Party, except for those amounts that are due without dispute and are paid late, with thirty (30) days grace period.

Confidentiality:
The Consulting Party will enter into a separate Confidentiality Agreement. Until such time, all non-public matters, materials, terms and discussions relating to this Agreement shall be kept strictly confidential as though such a reasonable and customary in the software development and marketing industry confidentiality agreement were in place, the disclosure of which may result in legal action by OPMG/PhoneGuard to recover all available legal and equitable relief.

Legal Expenses:
Each party will bear their own fees and costs relating to this Term Sheet Agreement and any subsequent agreements that may arise herefrom. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of law.

Company shall defend, indemnify and hold harmless Consulting Party and its principals, officers, employees and representatives (the “Indemnified Parties”) from and against any and all damages, costs, judgments, penalties and expenses of any kind (including reasonable legal fees and disbursements) which may be obtained against, imposed upon or suffered by the Indemnified Parties as a result of (i) any product liability actions brought against the Indemnified Parties relating to Company’s products, including without limitation, the Products; (ii) Company’s (or its employees’ or officers’) illegal or negligent acts or omissions; and (iii) other claims arising out of the production, marketing, advertising, sale or distribution of the Product.  Company agrees to maintain comprehensive general liability insurance and sufficient product liability insurance in respect of the Products it distributes during the term and for so long as they are in use thereafter, with a  reputable insurer, and to name Consulting Party and Scott Braun as additional insured parties under such policies.

Documentation:
All subsequent documentation, to the extent required, will be prepared by counsel for OPMG/PhoneGuard or its designee and will be in the form and on terms acceptable to both parties hereto. Until such time, this Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein, and supersedes in its entirety any and all agreements or communications, whether written or oral, previously or contemporaneously made in connection with the matters herein.  Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This Agreement may be executed and delivered in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  A facsimile or photocopy of a signature on this Agreement shall constitute an original for all purposes.

Capacity:
The parties acknowledge and agree that this Agreement has been entered into without duress and that each party has the authority to fully bind the person or entity they enter this agreement on behalf of and any argument of lack of capacity is specifically waived. The parties acknowledge and agree that each party and its counsel, and counsel being retained as is deemed appropriate in the sole discretion of each party doing so, if at all, have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

Survival of Terms:
If a court of competent jurisdiction invalidates any provision of this Agreement, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties hereto may still effectively realize the complete benefit of the promises and considerations conferred hereby.  The parties agrees that the terms applicable to the Warrants (including term, exercise price, anti-dilution protection, etc.) and the calculation of the revenue percentage set forth herein shall be provided on a most favored nations basis with the terms applicable under the Consulting Party Agreement as well as those applicable to Last Gang Management, Inc. in their agreement with Company.

Accepted and agreed to this 30th day of April, 2011.

For Justin Bieber Brands, LLC:

By:_________________________________________

Print Name: __________________________________

Its: _________________________________________
(Title or Office)

Accepted and agreed to this 2 day of May, 2011.

For Options Media Group Holdings, Inc., n/k/a PhoneGuard, Inc.:

____________________________________________
Scott Frohman, CEO

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